September 18, 2020

CONDOR HOSPITALITY ANNOUNCES TERMINATION OF MERGER AGREEMENT WITH NHT OPERATING PARTNERSHIP

NORFOLK, NEBRASKA ––September 18, 2020 –– Condor Hospitality Trust, Inc. (NYSE American: CDOR) (the "Company") today announced that it has terminated its merger agreement with NHT Operating Partnership, LLC, the operating partnership of NexPoint Hospitality Trust (TSVX: NHT), and certain of its affiliates, effective September 18, 2020.

Pursuant to its rights under the merger agreement, the Company terminated the merger agreement due to failure of NHT's operating partnership to consummate the acquisition of the Company and for material breaches of the merger agreement by NHT's operating partnership and its affiliates.  Pursuant to the merger agreement, the Company is entitled to receive a termination fee of $11,925,000 within five business days of its termination of the merger agreement.  The Company continues to reserve all other rights and remedies.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 15 hotels in 8 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels.

Forward-Looking Statement

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue”, “project”, “plan”, the negative version of these words or other similar expressions.  Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict.  Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of capital, risks associated with debt financing, interest rates, competition, supply and demand for hotel rooms in our current and proposed market areas, policies and guidelines applicable to real estate investment trusts, risks related to uncertainty and disruption in global economic markets as a result of COVID-19 (commonly referred to as the coronavirus), and other risks and uncertainties described herein, and in our filings with the Securities and Exchange Commission (“SEC”) from time to time.  These risks and uncertainties should be considered in evaluating any forward-looking statements.

The forward-looking statements represent Condor’s views as of the date on which such statements were made.  Condor anticipates that subsequent events and developments may cause those views to change.  These forward-looking statements should not be relied upon as representing Condor’s views as of any date subsequent to the date hereof.  Condor expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional factors that may affect the Company’s business or financial results are described in the risk factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Arinn Cavey

Chief Financial Officer

acavey@trustcondor.com

(402) 316-1008